Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the Chief Executive Officer and Acting President and Acting Financial Officer of Communitycorp (the “Company”), each certify that, to his or her knowledge on the date of this certification:

1.	The annual report of the Company for the period ended December 31, 2011 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: March 23, 2012	By:	/s/ Peden B. McLeod
Peden B McLeod
Chief Executive Officer

Date: March 23, 2012	By:	/s/ Gwendolyn P. Bunton
Gwendolyn P. Bunton
Acting President and
Acting Chief Financial Officer